PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96063



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
           Name of Company                                            Ticker        Amounts        Market
           ---------------                                            ------        -------        ------
           Agile Software Corporation                                  AGIL            4           NASDAQ
           Ariba, Inc.                                                 ARBA          3.458         NASDAQ
           CheckFree Corporation                                       CKFR            4           NASDAQ
           Internet Capital Group, Inc.                               ICGED          0.75          NASDAQ
           Pegasus Solutions, Inc.                                     PEGS            2           NASDAQ
           Retek, Inc.                                                 RETK            3           NASDAQ
           VerticalNet, Inc.                                           VERT           0.6          NASDAQ

         -------------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2005.